Exhibit 3.258

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•                  First:  The name of the limited liability company is BZ General Partner, LLC.

•                  Second:  The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808.  The name of the Registered Agent at such address is Corporation Service Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation of BZ General Partner, LLC this 17th day of December, 2002.

BY:	/s/ Terri L. Alberhasky
Authorized Person(s)

NAME:	Terri L. Alberhasky
Type or Print

Certificate of Amendment to Certificate of Formation

of

BZ GENERAL PARTNER, LLC

(a Delaware limited liability company)

                                It is hereby certified that:

                                1.  The name of the limited liability company (hereinafter called the “LLC”) is BZ General Partner, LLC.

                                2.  The certificate of formation of the LLC is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                                                “FIRST.  The name of the limited liability company (hereinafter called the ‘LLC’) is Velosant, LLC.”

Executed on August 1, 2003.

/s/ Joseph C. Mullin
eONE Global, LLC, sole member
by: Joseph C. Mullin, Authorized Person

Certificate of Amendment to Certificate of Formation

of

VELOSANT, LLC

(a Delaware limited liability company)

                                It is hereby certified that:

                                1.  The name of the limited liability company (hereinafter called the “LLC”) is Velosant, LLC.

                                2.  The certificate of formation of the LLC is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                                                “FIRST.  The name of the limited liability company (hereinafter called the ‘LLC’) is Taxware, LLC.”

Executed on April 26, 2004.

/s/ Joseph C. Mullin
eONE Global, LLC, sole member
by: Joseph C. Mullin, Authorized Person